interCLICK, Inc.
Fifth Amendment to the 2007 Incentive Stock and Award Plan
(Effective September 24, 2009)

interCLICK, Inc. amends its 2007 Incentive Stock and Award Plan as follows:

1.  The number of shares of common stock available for grant under Section 4 is increased to 6,225,000 shares.